Exhibit 5.1

[Letterhead of Lowenstein Sandler LLP]

November 19, 2018

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, WA 98660

We have acted as counsel to CytoDyn Inc., a Delaware corporation (formerly Point NewCo Inc.) (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), as successor to CytoDyn Inc., a Delaware corporation (“Old CytoDyn”). The Registration Statement relates to the offer and sale by the selling stockholders identified therein of up to 44,786,050 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Such shares of Common Stock consist of:

(i)	677,019 shares of Common Stock (the “Shares”), which are currently issued and outstanding; and

(ii)

44,109,031 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain warrants to purchase Common Stock (the “Warrants”) named in the Registration Statement, which are currently issued and outstanding.

In connection with rendering this opinion, we have examined (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; (iii) the forms of the Warrants; (iv) the Transaction Agreement, dated August 27, 2018, by and among the Company, Old CytoDyn, Point Merger Sub Inc., a Delaware corporation and then a wholly owned subsidiary of the Company, ProstaGene, LLC, a Delaware limited liability company and Richard G. Pestell, M.D., Ph.D.; and (v) such other corporate records, agreements, documents and instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion set forth herein.

In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	the Shares are duly authorized, validly issued, fully paid and non-assessable; and

2.

when issued, paid for and delivered in accordance with the terms of the respective Warrants, as contemplated by the Registration Statement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States, the General Corporation Law of the State of Delaware and the State of New York. We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

Lowenstein Sandler LLP